Exhibit 99.1

Mace Security International, Inc. Completes Rights Offering

HORSHAM, Pa.--(BUSINESS WIRE)--August 2, 2011--Mace Security International, Inc. ("Mace” or the “Company”) (OTCQB: MACE) announced the completion of its registered rights offering to its stockholders pursuant to a Registration Statement ("Registration Statement") filed with the Securities and Exchange Commission that was declared effective on June 29, 2011 (the "Rights Offering"). Under the Rights Offering, each Mace stockholder was given the right to purchase three shares of common stock for each share of common stock owned of record on June 27, 2011, at an exercise price of $0.20 per share. A total of 22,372,616 shares of common stock were purchased in the Rights Offering. Of the 22,372,616 shares of common stock purchased, 16,305,144 were purchased under the basic subscription right and 6,067,472 were purchased through the oversubscription privilege. Net proceeds after expenses from the Rights Offering were approximately $4.3 million. Additionally, Merlin Partners, LP and its assignees will purchase 20 million shares of the Company’s common stock on August 2, 2011 under the Securities Purchase Agreement dated March 25, 2011 for net proceeds of $3,750,000.

As described in the Company’s prospectus dated June 30, 2011, the unsubscribed shares of common stock (the "Available Shares") are being offered at a price of $0.20 per share. The offering of the Available Shares will commence on August 2, 2011, 9:00 AM; Eastern Daylight Time, and conclude on August 15, 2011, 5:00 PM; Eastern Daylight Time. A prospectus and prospectus supplement fully describing the terms and conditions of the offering of the Available Shares, and subscription agreements for the Available Shares, may be obtained from Ancora Securities, Inc. The Company has the right to reject any subscription in whole or in part and currently intends to accept subscriptions only on a selective basis as well as from employees and directors of the Company.

Dennis Raefield, Mace’s CEO and President stated, “We are happy with the results of our completed Rights Offering and we consider it a success. We had previously announced that the proceeds of the Rights Offering will be used to pay debt, fund operations and marketing efforts, and make acquisitions. The use of the proceeds of the Rights Offering and the offering of the Available Stock is more fully described in the prospectus for offering.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Mace

Mace Security International, Inc. is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name Mace®, and the owner and operator of a wholesale central monitoring station. Mace’s web site is www.mace.com

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, our ability to compete with competitors, dilution to shareholders, and limited capital resources. A discussion of factors that could materially adversely affect the Company’s financial performance and cause actual results for future periods to differ materially from the statements expressed within this press release, and management's opinions, projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should also be read in conjunction with the financial statements and notes contained in Mace’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

CONTACT:
Mace Security International, Inc.
Sarah Din, MarCom Manager, 925-478-4524
sdin@mace.com